Exhibit No. 10.1

                              CONSULTING AGREEMENT

      This sets forth the terms of the CONSULTING AGREEMENT ("Agreement") made and entered into as of the 31st day of July, 2006 by and between (i) COMMUNITY BANK SYSTEM, INC., a Delaware corporation and registered bank holding company, and COMMUNITY BANK, N.A., a national banking association, both having offices located in Dewitt, New York (collectively, the "Employer"), and (ii) SANFORD A. BELDEN, an individual currently residing at 9 Lynacres Boulevard, Fayetteville, New York ("Consultant"). This Agreement shall become effective as of August 1, 2006, provided that Consultant retires in good standing from Employer on July 31, 2006.

                               W I T N E S S E T H

      IN CONSIDERATION of the promises and mutual agreements and covenants contained herein, and other good and valuable consideration, the parties agree as follows:

      1. Engagement. Employer engages the Consultant, and the Consultant hereby agrees to such engagement, to provide services to Employer as a consultant for a period of three (3) years beginning on August 1, 2006 and ending on July 31, 2009 ("Period of Engagement"), provided that Consultant retires in good standing from Employer on July 31, 2006.

      2. Consultant Services. During the Period of Engagement, the Consultant shall hold himself available to perform such services as may reasonably be assigned to him by the Board of Directors of Community Bank System, Inc. or Community Bank, N.A. The services which may be required of the Consultant hereunder may include, but are not limited to, advising and assisting Employer with the identification and evaluation of merger, acquisition and other growth

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opportunities, as well as with the integration of acquired or expanded businesses with Employer's businesses. Such services may be called upon for not less than 32, and not more than 80, hours per month during the Period of Engagement. Employer may, in its sole and absolute discretion, engage other employees or independent contractors to perform any or all of the services for which the Consultant is available under the terms of this Agreement. Subject to the provisions of Section 5 and Section 6, the Consultant may perform services, as an employee or independent contractor, other than for Employer; provided, however, that the Consultant also performs the services required of him hereunder.

      3. Compensation. In consideration for the availability of the Consultant's services hereunder, as well as for any services to be provided hereunder, Employer shall pay to the Consultant a retainer at the monthly rate of FOUR THOUSAND DOLLARS ($4,000.00), payable in advance on the first business day of each calendar month of the Period of Engagement; provided, however, that no payment shall be made for any month after the month in which this Agreement terminates as provided in Section 7. Such retainer shall constitute the sole and exclusive compensation to which the Consultant is or may become entitled for services rendered pursuant to this Agreement. Without limiting the generality of the foregoing, the Consultant shall have no right by virtue of his performance of services pursuant to this Agreement to participate in, or to receive benefits under, any of the following plans, programs or arrangements which may be maintained by, or which may be available for individuals providing services to,
Employer: any qualified or non-qualified deferred compensation or retirement plan; any life, health (including hospitalization, medical and major medical), accident, or disability plan, whether provided through insurance contracts or otherwise; and any vacation, sick leave,

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severance pay, holiday or other fringe benefit program of any name or nature whatsoever (including, without limitation, payment of country club dues and use of an Employer-owned automobile). Consultant expressly waives any right to participate in, or receive benefits under, all such plans, programs or arrangements. Nothing in this Section 3, however, shall be deemed to limit or reduce in any manner any of the payments or benefits due to the Consultant pursuant to the March 1, 2004 Employment Agreement as amended by the Addendum to the Employment Agreement dated as of December 1, 2005 (and related supplemental retirement agreements) between Consultant and Employer.

      4. Expenses.

            (a) Employer shall provide the Consultant with office facilities and secretarial and other support services at a location at which Employer maintains an office, to the extent required by Consultant to perform the consulting services contemplated herein.

            (b) If, in connection with the performance of service hereunder at the request of Employer, the Consultant incurs out-of-pocket costs for reasonable expenses of a type for which the senior executive officers of Employer would be reimbursed by Employer, he shall be entitled to reimbursement therefor by Employer in accordance with the standards and procedures in effect from time to time for expense reimbursements to Employer's senior executive officers.

      5. Confidentiality; Nonsolicitation.

            (a) During the Period of Engagement and for a period of eighteen
(18) months thereafter, the Consultant, except as previously authorized by Employer in writing, shall keep confidential and shall refrain from using or disclosing for the benefit of any person or entity other than Employer any document or information obtained in the course of performing services for

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Employer. The preceding sentence shall not apply to the use or disclosure of any such document or information: (i) on or following the date on which such information or document is first readily ascertainable from public or published information or trade sources; or (ii) in connection with any judicial or administrative investigation, inquiry or proceeding to the extent compelled pursuant to applicable law and as to which, unless expressly prohibited by applicable law, the Consultant has given advance notice to Employer.

            (b) The Consultant acknowledges that during the course of his performance of service for Employer he may develop or otherwise acquire papers, files or other records involving or relating to confidential or secret plans, design information of any kind, devices, material, research, new product development, customers or customer lists. All such papers, files and other records shall be the exclusive property of Employer and shall, together with any and all copies thereof, be returned to Employer upon the earliest to occur of the termination of this Agreement, the expiration of the Period of Engagement, and a request by Employer for the return thereof.

            (c) The Consultant hereby covenants and agrees that, during the Period of Engagement and for a period of eighteen (18) months thereafter, he shall not, without the written consent of Employer, either directly or indirectly:

                  (i) solicit, offer employment to, or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of Employer or any affiliate to terminate his or her employment or accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any entity that directly or indirectly

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      competes with Employer in any market area in which it is then active; or

                  (ii) provide any information, advice or recommendation to any officer or employee of any entity engaged or to be engaged directly or indirectly in the same or competing business with Employer in any market area in which it is then active that is intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of Employer or any affiliate to terminate his or her employment or accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, such competing entity.

Nothing in this Section 5(c) shall prevent the Consultant from providing employment references to third parties in response to inquiries not initiated by him.

            (d) The duties and obligations imposed on the Consultant under this
Section 5 are intended to be in addition to, and not in limitation or exclusion of, any duties and obligations which the Consultant may owe to Employer under applicable law. This Section 5 shall be construed and enforced so as to give effect to this intent.

      6. Non-Competition. The Consultant agrees that, during the Period of Engagement, the Consultant shall not, directly or indirectly, anywhere within the State of New York or the Commonwealth of Pennsylvania, engage in a business (as principal, partner, director, officer, agent, employee, consultant, owner, independent contractor or otherwise, with or without compensation) or hold a financial interest in any organization engaged in the business of banking (commercial or thrift) or which is otherwise engaged in competition with Bank or its subsidiaries or affiliates. The foregoing restriction shall not be construed to prohibit the ownership by the Consultant of less than five percent (5%) of any class of securities of any corporation which is

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engaged in any of the foregoing businesses having a class of securities registered pursuant to the Securities Exchange Act of 1934, as amended, provided that such ownership represents a passive investment and that neither the Consultant or any group of persons including the Consultant in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes part in its business (other than exercising his rights as a shareholder) or seeks to do any of the foregoing.

      7. Termination of Agreement. This Agreement shall terminate immediately upon the occurrence of any of the following events: (a) the Consultant's breach of his obligations under Sections 2, 5, or 6 hereof; (b) the Consultant's death or disability resulting in his inability to perform his obligations under
Section 2 hereof; (c) the Consultant's election to terminate the Period of Engagement upon thirty (30) days advance written notice to Employer; or (d) the Consultant's conviction of a felony or a determination by an arbitrator in a proceeding contemplated by Section 18 that the Consultant has been convicted of other illegal conduct resulting in substantial injury to Employer or its businesses or reputation. Following the termination of this Agreement, neither Employer nor the Consultant shall have any further obligations hereunder, except for their respective obligations, if any, under Sections 4, 5, 6, and 8.

      8. No Employment Relationship Created. The relationship between Employer and the Consultant shall be that of client and independent contractor. Employer shall not assume, and specifically disclaims, any obligations of an employer to an employee which may exist under applicable law. The Consultant shall not have any of the rights of an employee with respect to Employer, and specifically waives any and all such rights. The Consultant hereby agrees to take

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any and all such actions as Employer may reasonably request in order to establish that no employment relationship exists between the parties (except for any such actions as would result in the termination of this Agreement, and provided that the Consultant shall be reimbursed for reasonable out-of-pocket expenses incurred by him in connection therewith). The Consultant shall be treated as an independent contractor for all purposes of federal, state and local income, payroll and employment taxes.

      9. Right to Specific Performance. The Consultant hereby agrees that any breach of his covenants and agreements under Sections 5 and 6 will cause irreparable injury to Employer for which Employer has no adequate remedy at law. Therefore, the Consultant agrees that each and every covenant and agreement set forth in Sections 5 and 6 shall, in addition to and not by way of limitation of any other remedy which may be available, be specifically enforceable against him by any party entitled to enforcement thereof in a proceeding described in
Section 18 hereof.

      10. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the Consultant, his legal representatives and testate or intestate distributees, and Employer, and their respective successors and assigns, including, in the case of Employer, any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the respective assets and business of Employer may be sold or otherwise transferred. Notwithstanding the foregoing, the availability of the personal services of the Consultant is an integral part of this Agreement. The Consultant's duty of performance hereunder shall not be subject to assignment.

      11. Notices. Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or

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waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

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                If to the Consultant:

                       Sanford A. Belden
                       9 Lynacres Boulevard
                       Fayetteville, New York  13066

                If to Employer:

                       Community Bank, N.A.
                       Attn: President and Chief Executive Officer
                       5790 Widewaters Parkway
                       DeWitt, New York  13214

      12. Severability. A determination that any provision of this Agreement, in whole or in part, is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof or of any part of the provision in question not determined to be unenforceable.

      13. Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

      14. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

      15. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the conflict of law principles of such laws.

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      16. Headings and Construction. The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

      17. Entire Agreement; Modifications. This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof, except that this Agreement shall have no effect on the obligations of Employer for the payment and benefits to be provided to the Consultant under the March 1, 2004 Employment Agreement as amended by the Addendum to the Employment Agreement dated as of December 1, 2005 (and related supplemental retirement agreements) between Consultant and Employer. No modifications of this Agreement shall be valid unless made in writing and signed by Consultant and Employer.

      18. Jurisdiction, Venue and Fees. The jurisdiction of any proceeding between the parties arising out of, or with respect to, this Agreement shall be in a court of competent jurisdiction in New York State, and venue shall be in Onondaga County. Each party shall be subject to the personal jurisdiction of the courts of New York State. If Consultant is the prevailing party in a proceeding to collect payments due pursuant to this Agreement, Employer shall reimburse Consultant for reasonable attorneys' fees incurred by Consultant in connection with such proceeding.

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      IN WITNESS WHEREOF, the parties acknowledge their assent to the foregoing as of the day and year first above written.


                                            /s/ Sanford A. Belden
                                            ------------------------------------
                                                    Sanford A. Belden


                                            COMMUNITY BANK SYSTEM, INC.


                                            By: /s/ Paul M. Cantwell, Jr.
                                                --------------------------------
                                                    Paul M. Cantwell, Jr.
                                                    Chairman


                                            COMMUNITY BANK, N.A.


                                            By: /s/ Paul M. Cantwell, Jr.
                                                --------------------------------
                                                     Paul M. Cantwell, Jr.
                                                     Chairman